UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2019

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Contribution Agreement

On March 21, 2019, Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a contribution agreement (the “Contribution Agreement”) with Enviva Development Holdings, LLC, a Delaware limited liability company (“DevCo”), and Enviva Holdings, LP, a Delaware limited partnership (the “Sponsor”). Pursuant to the Contribution Agreement, DevCo will contribute to the Partnership, all of the issued and outstanding Class B Units of Enviva Wilmington Holdings, LLC, a Delaware limited liability company (the “First Hancock JV”) for total consideration of $165 million, subject to certain adjustments. Such consideration will be comprised of approximately (i) $50 million in common units representing limited partner interest in the Partnership (“common units”) to be issued, and $25 million in cash to be paid, upon the consummation of the transactions contemplated by the Contribution Agreement (the “Closing”), (ii) $50 million in cash to be paid upon the commencement of commercial operations (“COD”) of the Hamlet plant (as defined below), and (iii) $40 million in cash to be paid upon the later of COD and January 2, 2020. The Closing is expected to occur on or about April 2, 2019. We refer to this acquisition as the “JV 1.0 Drop-Down.”

The First Hancock JV is a joint venture between DevCo, a wholly owned subsidiary of the Sponsor, and John Hancock Life Insurance Company (U.S.A.) and certain of its affiliates (collectively, “John Hancock”). The First Hancock JV has secured permits and is nearing completion of construction of a wood pellet production plant in Hamlet, North Carolina (the “Hamlet plant”). The Hamlet plant is expected to reach COD in the second quarter of 2019 and, following a ramp period, to reach wood pellet production of approximately 600,000 metric tons per year.

At the Closing, it is anticipated that a wholly owned subsidiary of the Partnership (“Subsidiary”), will enter into a make-whole agreement with the Sponsor, pursuant to which (i) the Sponsor will guarantee certain cash flows from the Hamlet plant until June 30, 2020, (ii) the Sponsor will reimburse Subsidiary for construction cost overruns in excess of budgeted capital expenditures for the Hamlet plant, subject to certain exceptions, (iii) Subsidiary will pay to the Sponsor quarterly incentive payments for any wood pellets produced by the Hamlet plant in excess of forecast production levels through June 30, 2020, and (iv) the Sponsor will retain liability for certain claims payable, if any, by the First Hancock JV.

At the Closing, it is anticipated that (i) Enviva Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Sponsor (“Enviva Management”), will waive an aggregate of approximately $2.5 million of management fees that otherwise would be owed to Enviva Management under the First Hancock JV’s management services agreement with respect to the period from the Closing until the later of July 1, 2019 and COD of the Hamlet plant and (ii) the Partnership and Enviva Management will enter into an agreement pursuant to which an aggregate of approximately $13 million in fees that otherwise would be owed by the Partnership under the Partnership’s management services agreement with Enviva Management will be waived with respect to the period from the Closing through the second quarter of 2020.

Each of the parties to the Contribution Agreement other than DevCo is an indirect subsidiary of the Sponsor. As a result, certain individuals, including officers and directors of Enviva Holdings GP, LLC, a Delaware limited liability company and the general partner of the Sponsor, and officers and directors of Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), serve as officers and/or directors of one or more of such entities. As of the date of this Current Report on Form 8-K (this “Current Report”), the Sponsor indirectly owns 11,905,138 common units representing a 45% limited partner interest in the Partnership based on the number of common units outstanding as of March 22, 2019.  Through its control and ownership of the General Partner, Enviva Holdings also owns the general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

The amount and composition of the consideration for the JV 1.0 Drop-Down was approved by a conflicts committee of the board of directors of the General Partner composed of independent members of the board of directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee retained legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership in exchange for the Class B Units in the First Hancock JV is fair, from a financial point of view, to the Partnership and the Unaffiliated Common Unitholders (as defined in such opinion).

The Contribution Agreement contains customary representations and warranties regarding the JV 1.0 Drop-Down as well as customary covenants and indemnity provisions. The consummation of the JV 1.0 Drop-Down is subject to the satisfaction of customary closing conditions, including, among other things, expiration of the applicable “waiting period” under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of legal impediments prohibiting the consummation of the JV 1.0 Drop-Down, the performance by the parties, in all material respects, of their respective covenants as set forth in the Contribution Agreement and, subject to certain exceptions, the accuracy of their respective representations and warranties as set forth in the Contribution Agreement. There is no assurance that all of the conditions to the consummation of the JV 1.0 Drop-Down will be satisfied.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference. The representations and warranties in the Contribution Agreement are made solely for the benefit of the parties thereto. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with the signing of the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Second Wilmington Payment

On March 21, 2019, the Partnership agreed to accelerate the payment of $74 million to the First Hancock JV in deferred consideration for the Partnership’s October 2017 acquisition of all of the issued and outstanding limited liability company interests in Enviva Port of Wilmington, LLC, which owns the marine export terminal located in Wilmington, North Carolina, from the First Hancock JV (the “Wilmington Acquisition”). Such payment will consist of approximately (a) $24 million in cash, of which $23 million will be distributed to John Hancock and its affiliates that are members of the First Hancock JV and $1 million will be retained by the First Hancock JV, and (b) $50 million of common units, which will be distributed to John Hancock and its affiliates that are members of the First Hancock JV and, in connection therewith, the Partnership will enter into a registration rights agreement with John Hancock and such affiliates covering the resale of such common units.

Item 7.01.                                        Regulation FD Disclosure.

On March 25, 2019, the Partnership issued a press release announcing the Offering (as defined below) and the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.                                        Other Events.

Registered Direct Offering

On March 21, 2019, the Partnership entered into subscription agreements (each a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain investors pursuant to which the Partnership agreed to sell up to an aggregate of 3,333,339 common units directly to such investors, and the Partnership expects to enter into a subscription agreement with one or more investors for the sale of an additional 175,439 common units (collectively, the “Offering”).

The Partnership estimates that it will receive net proceeds from the Offering of approximately $100 million. The Partnership expects to use the net proceeds from the Offering in the following manner: (i) approximately $25 million to pay the cash portion of the deferred consideration for the Wilmington Acquisition, (ii) approximately $24 million to fund the cash portion of the initial payment for the JV 1.0 Drop-Down and (iii) the remaining approximately $50 million for general partnership purposes, including repayment of debt, acquisitions (including a portion of the cash purchase price for future payments due with respect to the JV 1.0 Drop-Down), capital expenditures (including a portion of capital expenditures for the Northampton and Southampton plant expansions and the Hamlet plant) and working capital.

The offering and sale of common units pursuant to the Offering is registered under an existing shelf registration statement on Form S-3 (Registration No. 333-211136), which the U.S. Securities and Exchange Commission declared effective on June 24, 2016. The Partnership expects that the sale of 3,333,339 common units will close on March 25, 2019 and the sale of the remaining 175,439 common units will close on a delayed basis on or before March 29, 2019.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Offering and the Subscription Agreements and is qualified in its entirety by reference to the form of Subscription Agreement that is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 8.01.

Cautionary Statement on Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Partnership believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecast in such statements.

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
2.1	Contribution Agreement by and among Enviva Development Holdings, LLC, Enviva Holdings, LP, and Enviva Partners, LP dated March 21, 2019.*
5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the offered Common Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
10.1	Form of Subscription Agreement.
99.1	Enviva Partners, LP press release dated March 25, 2019.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended , the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: March 25, 2019

	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary